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                                   EXHIBIT 21
                           SUBSIDIARIES OF REGISTRANT
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                                                                                PERCENTAGE              STATE OF
       NAME OF PARENT                      NAME OF SUBSIDIARY                    OWNERSHIP            INCORPORATION
       --------------                      ------------------                    ---------            -------------
Hanover                       Tri-Co. Foods Corp. ("Tri-Co")                       100%                Pennsylvania
Hanover                       Spring Glen Fresh Foods, Inc.                        100%                Pennsylvania
Hanover                       Consumers Packing Company                            100%                Pennsylvania
                              d/b/a Hanover Foods - Lancaster Division
Hanover                       Hanover Insurance Corporation Ltd.                   100%            Grand Cayman, B.W.I.

Hanover                       Nittany Corporation                                  100%                  Delaware
Hanover                       Bickel's Snack Foods, Inc.                           100%                Pennsylvania
Tri-Co                        Alimentos Congelados Monte Bello S.A.                100%           Republic of Guatemala
Tri-Co                        Sunwise Corporation                                  100%                  Florida
Tri-Co                        Mayapac, S.A.                                        100%           Republic of Guatemala
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